UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 11, 2013

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2013, VistaGen Therapeutics, Inc., a Nevada corporation (the "Company"), issued to Platinum Long Term Growth VII, LLC ("Platinum") a senior secured convertible promissory note in the principal amount of $750,000 (the "Investment Note"), and a warrant to purchase 750,000 shares of the Company's common stock at a price of $1.50 per share over a five year term (the "Investment Warrant"), each in accordance with the Note Exchange and Purchase Agreement, as amended (the "Agreement"), entered into by the Company and Platinum on October 11, 2012, and previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012. The issuance to Platinum represents the final issuance of Investment Notes and Investment Warrants under the amended terms of the Agreement.

The Investment Note matures three years from the date of issuance (the "Maturity Date"). Subject to certain conditions set forth in the Investment Note, upon the Maturity Date, all principal and accrued interest under the Investment Note shall be payable by the Company through the issuance of restricted shares of common stock to Platinum.

Item 3.02 Unregistered Sales of Equity Securities.

The Investment Note and the Investment Warrant were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Platinum represented that it was an "accredited investor" as defined in Regulation D. The proceeds from the sale of the Investment Note and the proceeds received upon exercise of the Investment Warrants are expected to be used for general corporate purposes.

Item 7.01 Regulation FD Disclosure.

On March 11, 2013, the Company presented key developments of CardioSafe 3D, its pluripotent stem cell-based bioassay system for heart toxicity, and on March 12, 2013 the Company presented key enhancements to LiverSafe 3D, its human liver cell-based bioassay system designed to predict liver toxicity and drug metabolism issues at the Society of Toxicology's 52nd Annual Meeting. Press releases containing summaries of the information presented are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The descriptions of Agreement, Investment Note and Investment Warrant under Item 2.03 do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreement, form of Investment Note and form of Investment Warrant, attached as Exhibit 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October, 16, 2012, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   March 13, 2013
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated March 11, 2013
EX-99.2	Press Release, dated March 12, 2013